Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of U.S. Energy Corp. of our report dated March 13, 2025 relating to the December 31, 2024 and 2023 consolidated financial statements of U.S. Energy Corp., which appears in U.S. Energy Corp.’s Annual Report on Form 10-K for the year ended December 31, 2024.

We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Weaver and Tidwell, L.L.P.

Houston, Texas
September 12, 2025